UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

ENNIS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy.
Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 775-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 6, 2025, the Company announced that Director Michael Schaefer will not be nominated for re-election at the annual shareholders meeting in July. On April 25, 2025, Mr. Schaefer filed a Form 144 with the Securities and Exchange Commission announcing his intention to sell 30,000 shares of the Company’s common stock. Mr. Schaefer’s decision to sell was to address a personal family circumstance and was not due to any concerns about the Company’s financial condition, operating results or reporting policies.

Mr. Schaefer’s filing was made after the expiration of the Company’s most recent blackout period. At the time of the Form 144 filing the Company’s stock traded near its 52-week low. The Company historically repurchases shares when it perceives they are undervalued to offset the dilutive impact of stock awards to the Company’s officers and directors. Although the Company encouraged Mr. Schaefer to explore other options to address his personal circumstances, he declined to do so. He also declined to tender his resignation per the Company’s corporate governance guidelines due to a change in his personal circumstances. Mr. Shaefer’s unilateral decision to sell his shares in small lots over several days effectively prevented the Company from pursuing share repurchases at an advantageous time. The Company determined it could not pursue share repurchases while Mr. Schaefer was selling his shares without creating an appearance that it was attempting to raise the Company’s stock price to benefit Mr. Schaefer. When circumstances permit, the Company intends to resume share repurchases.

Due to the foregoing circumstances, the Company’s nominating and governance committee determined that it will not recommend Mr. Schaefer for re-election upon the expiration of his current term in July. Given Mr. Schaefer’s anticipated departure, the Company will present Mr. Wally Gruenes, a former National Managing Partner of Consumer and Industrial Products at Grant Thornton, for election to the Company’s Board of Directors at the annual shareholders meeting. Upon his election, it is anticipated that Mr. Gruenes will succeed Mr. Schaefer as chair of the Board’s Audit Committee.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated May 6, 2025 announcing that Director Michael Schaefer will not be nominated for re-election.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ennis, Inc.

Date:	May 7, 2025	By:	/s/ Vera Burnett
Chief Financial Officer